Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

In connection with the foregoing Registration Statement on Form S-3 to be filed with the Washington, D.C. Office of the U.S. Securities and Exchange Commission, we hereby consent to the incorporation by reference herein to our report dated April 2, 2007 which appears in the annual report on Form 10-KSB of VCG Holding Corp. for the year ended December 31, 2006 and being named in the “Experts” section of the Registration Statement.

Denver, Colorado	CAUSEY DEMGEN & MOORE INC.
June 22, 2007